1


                            TABLE VI (PAGE 1 OF 7)
                  ACQUISITIONS OF PROPERTIES BY CORPORATE PROPERTY
ASSOCIATES 10, INC., A MARYLAND CORPORATION (CPA(R):10) AS OF DECEMBER 31, 1996

        This Table VI provides detailed information concerning all property acquisitions made by Corporate Property Associates 10, Inc., a Maryland corporation ("CPA(R):10") during the three years ended December 31, 1996. THE INFORMATION IN THIS TABLE DOES NOT IMPLY OR INDICATE IN ANY MANNER THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THIS TABLE, NOR DOES NOT IMPLY OR INDICATE THAT THE COMPANY WILL OBTAIN FINANCING COMPARABLE TO THAT OBTAINED BY CPA(R):10 REFERRED TO IN THIS TABLE. PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP INTEREST IN CPA(R):10 OR THE PROPERTIES LISTED BELOW.

                                                                              GROSS
                                                                             LEASABLE               ORIGINAL
   NAME OF OCCUPANT                                                            SPACE     DATE OF    MORTGAGE
     OR GUARANTOR             TYPE OF PROPERTY            LOCATION           (SQ. FT.)   PURCHASE   FINANCING
----------------------    -----------------------   --------------------     ---------   --------   ----------
NEW WAI. LP/              Warehouse facility        Lima, Ohio                 39,741    11/18/94   $1,000,000
Warehouse Associates
Neodata Services,         20% interest in           Louisville, Colorado      195,948    12/15/94    1,723,223
Inc.(3)                   manufacturing/
                          warehouse/office
                          facilities
EnvironWorks, Inc.        Manufacturing/            Apopka, Florida           374,289     3/22/95    6,000,000
                          distribution facility
                                                                                                    ----------
                                                                                                    $8,723,223
                                                                                                    ==========
                                             CONTRACT
                                        PURCHASE PRICE                      OTHER
                          CASH DOWN          PLUS         OTHER CASH     CAPITALIZED
   NAME OF OCCUPANT       PAYMENT --     ACQUISITION     EXPENDITURES      EXPENDI-    TOTAL COST
     OR GUARANTOR           EQUITY           FEES          EXPENSED      TURES(1)(2)   OF PROPERTY
----------------------    -----------   --------------   -------------   -----------   -----------
NEW WAI. LP/              $  276,000     $ 1,276,000          $0          $       0    $ 1,276,000
Warehouse Associates
Neodata Services,                  0       1,723,223           0                  0      1,723,223
Inc.(3)
EnvironWorks, Inc.         5,500,000      11,500,000           0           (319,046)    11,180,954
                          ----------     -----------          --          ---------    -----------
                          $5,776,000     $14,499,223          $0          $(319,046)   $14,180,177
                          ==========     ===========          ==          =========    ===========

                               TABLE VI (PAGE 2 OF 7)
                                      FOOTNOTES

(1) Consists of cost of improvements subsequent to acquisition and closing costs relating to the acquisition of properties such as the costs of appraisals and other closing costs such as attorneys' and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

(2) For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

(3) CPA(R):10 has a 20% ownership interest in this property. The remaining 80% is owned by CPA 10 & CIP and hold title to their respective interests as tenants-in-common. All dollar figures represent CPA(R):10's interest in the property.

                               TABLE VI (PAGE 3 OF 7)
      ACQUISITIONS OF PROPERTIES BY CAREY INSTITUTIONAL PROPERTIES INCORPORATED
                A MARYLAND CORPORATION (CIP) AS OF DECEMBER 31, 1996


                                                                                        GROSS
                                                                                        LEASABLE                        ORIGINAL
NAME OF                                                                                 SPACE           DATE OF         MORTGAGE
OCCUPANT OR GUARANTOR           TYPE OF PROPERTY                LOCATION                (SQ. FT.)       PURCHASE        FINANCING
---------------------------------------------------------------------------------------------------------------------------------
Neodata Services Inc.(3)        80% interest in                 Louisville, Colorado    195,948         12/15/94       $7,864,946
                                manufacturing/
                                warehouse office
                                facilities

Childtime Childcare, Inc.       Childcare Centers               Newprt News              37,304          6/15/94                0
                                                                Centreville,                            11/18/94
                                                                Kansas, and
                                                                Century Oaks, VA
                                                                Naperville, IL.
Plexus Corp.                    Manufacturing Facility          Neenah, WI              179,000          8/11/94        5,000,000
CFP Holdings, Inc.              Food Processing/Warehouses      Owingsville, KY          26,720          9/30/94        2,200,000
Omnicor Group, Inc.             Office Building                 Venice, California       77,719         10/14/94        9,000,000
Garden Ridge, Inc.              Retail Store                    Oklahoma City, OK       141,284          5/29/95                0
Del Monte Corporation           Warehouses and                  Mandota, Illinois;      239,850          11/9/95        6,250,000
                                special purposes                Plovar, Wisconsin;      210,000
                                facility                        Toppenish and           274,750
                                                                Yakima, Washington       11,165
Q Clubs                         Health Club                     Bedford, Texas           46,658           2/6/96
Hibbett Sporting Goods, Inc.    Warehouse/Office                Birmingham, Alabama     141,147          2/12/96        2,900,000
Detroit Diesel Corporation      Distribution/Warehouse          Orlando & Hollywood      41,000         12/17/96
                                                                Florida
                                                                                                                      -----------
                                                                                                                      $33,214,946
                                                                                                                      ===========

Investment in GENA Property company(4)
Gensia, Inc.                    50% interest in a               San Diego, California   144,311         12/21/93        6,500,000
                                partnership which owns
                                an Office/Research and
                                Development facility

Investment in CARDS LLC(4)      50% interest in                 Carlsbad,               294,779           1/4/96        7,500,000
The Upper Deck Company          a limited liability             California
                                company which
                                owns Manufacturing/
                                Office buildings

                                                      CONTRACT                                       OTHER
                                  CASH DOWN         PURCHASE PRICE         OTHER CASH             CAPITALIZED
          NAME OF                 PAYMENT--        PLUS ACQUISITION       EXPENDITURES              EXPENDI-           TOTAL COST
   OCCUPANT OR GUARANTOR           EQUITY                FEES               EXPENSED              TURES(1)(2)         OF PROPERTY
----------------------------     ------------      ----------------       ------------            -----------         -----------
Neodata Services Inc.(3)         $          0         $   7,864,946       $          0            $         0        $   7,864,946
Childtime Childcare, Inc.           5,000,000             5,000,000                  0               (379,078)           4,620,922
Plexus Corp.                        4,250,000             9,250,000                  0                  5,745            9,255,745
CFP Holdings, Inc.                  2,000,000             4,200,000          1,576,680               (213,296)           5,563,384
Omnicor Group, Inc.                 7,043,000            16,043,000                  0                 14,173           16,057,173
Garden Ridge, Inc.                  6,149,914             6,149,914                  0                (28,782)           6,121,132
Del Monte Corporation               4,305,869            10,555,869                  0               (327,708)          10,228,161
Q Clubs                             5,236,000             5,236,000                  0                      0            5,236,000
Hibbett Sporting Goods, Inc.        1,800,000             4,700,000                  0                      0            4,700,000
Detroit Diesel Corporation          9,325,000             9,325,000                  0                      0            9,325,000
                                 ------------         -------------        -----------            -----------         ------------
                                 $ 45,109,783          $ 78,324,729        $ 1,576,680            $  (928,946)        $ 78,972,463
                                 ============         =============        ===========            ===========         ============
Investment in GENA Property
Gensia, Inc.                        5,237,498            11,737,498                  0               (272,961)          11,464,537

Investment in CARDS LLC(4)
The Upper Deck Company              5,327,225            12,827,225                  0                 88,183           12,915,408

                             TABLE VI (PAGE 4 OF 7)
                                   FOOTNOTES

(1) Consists of cost of improvements subsequent to acquisitions and closing costs relating to the acquisition of properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.
(2) For properties under construction, interest on mortgages is capitalized rather than expenses and rentals received are recorded as a reduction of the basis in the properties.
(3) CIP has a 80% ownership in this property. The remaining 20% is owned by CPA(R):10. CIP and CPA(R):10 hold title to their respective interests as tenants-in-common. All dollar figures represent CIP's interest in the property.
(4) CIP has a 50% ownership in this general partnership with CPA(R):12 which owns the remaining 50% interest.

                               TABLE VI (PAGE 5 OF 7)
                            ACQUISITION OF PROPERTIES BY
           CORPORATE PROPERTY ASSOCIATES 12, INC. AS OF DECEMBER 31, 1996

                                                                        GROSS
                                                                        LEASEABLE                       ORIGINAL
                                TYPE OF                                 SPACE           DATE OF         MORTGAGE
OCCUPANT/GUARANTOR              PROPERTY           LOCATION             (SQ. FT.)       PURCHASE        FINANCING
-----------------------------------------------------------------------------------------------------------------
Big V Holding Corp.(3)          45% Interest       Ellenville and       133,554         7/13/94         3,334,416
                                in Supermarkets    Warwick, NY

Wal-Mart Stores, Inc.           Distribution       Greenfield,           82,620         2/10/95         2,500,000
                                facility           Indiana

Etec Systems, Inc.              Office/Manufact-   Hayward,             153,531         2/16/95         3,616,527
                                uring facility     California

Q Clubs, Inc. (formerly         Health Club        Austin,               43,935          6/8/95         2,750,000
Sports & Fitness Club, Inc.)                       Texas

The Garden Companies            Manufacturing      Chattanooga,         242,317         6/20/95         3,500,000
                                facility           Tennessee

Del Monte Foods, Inc.           Warehouses         Mendota, Illinois;   239,850         11/9/95         6,250,000
                                and special        Plover, Wisconsin;   210,000
                                purpose facility   Toppenish and        274,750
                                                   Yakima, Washington    11,165



                                                   CONTRACT
                                CASH DOWN          PURCHASE PRICE       OTHER CASH      OTHER
                                PAYMENT-           PLUS ACQUISITION     EXPENDITURES    CAPITALIZED             TOTAL COST
OCCUPANT/GUARANTOR              EQUITY             FEES                 EXPENSED        EXPENDITURES(1)(2)      OF PROPERTY
---------------------------------------------------------------------------------------------------------------------------
Big V Holding Corp.(3)          3,077,187          6,411,603                     0        58,940                 6,470,543

Wal-Mart Stores, Inc.           1,278,781          3,778,781                     0        12,921                 3,791,702

Etec Systems, Inc.              5,610,639          9,227,166                     0           241                 9,227,407

Q Clubs, Inc. (formerly         2,747,000          5,497,000                     0             0                 5,497,000
Sports & Fitness Club, Inc.)

The Garden Companies            3,475,000          6,975,000                     0             0                 6,975,000

Del Monte Foods, Inc.           4,306,088         10,556,088                     0      (327,709)               10,228,379


                               TABLE VI (PAGE 6 OF 7)
                            ACQUISITION OF PROPERTIES BY
           CORPORATE PROPERTY ASSOCIATES 12, INC. AS OF DECEMBER 31, 1996


                                                                                          CONTRACT
                                            GROSS                                          PURCHASE                        OTHER
                                           LEASABLE              ORIGINAL   CASH DOWN    PRICE PLUS       OTHER CASH    CAPITALIZED
OCCUPANT/       TYPE OF                     SPACE      DATE OF   MORTGAGE    PAYMENT-    ACQUISITION     EXPENDITURES  EXPENDITURES
GUARANTOR      PROPERTY      LOCATION     (SQ. FT.)   PURCHASE   FINANCING    EQUITY        FEES           EXPENSED        (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Applied      Warehouse/   Austin, Texas     173,000   11/13/95              12,568,295     12,568,295              0         27,856
Bioscience   office/re-
             search
             facility

Rheometric   Office/      Piscataway,       104,000    2/23/96   3,300,000   3,000,000      6,300,000              0          4,500
Scientific,  Manu-        New Jersey
Inc.         facturing
             facility

Telos        Office       Loudon County,    192,775    3/11/96   6,250,000   5,897,000     12,147,000              0          5,500
Corporation  facility     Virginia

Lanxide      Research     Newark,           162,220    3/28/96   4,400,000   4,272,000      8,672,000              0          7,421
Corporation  and de-      Delaware
             velopment
             facility

Q Clubs,     Health       Houston,           46,733    7/25/96           0   6,180,000      6,180,000              0              0
Inc.         club         Texas

Celadon      Dis-         Indianapolis,      60,900    9/19/96           0   6,807,000      6,807,000              0         40,000
Group, Inc.  tribution/   Indiana
             warehouse
             facility

Spectrian    Office/      Sunnyvale,         91,476    11/19/96          0  17,643,979     17,643,979              0             0
Corporation  research     California
             facility

Garden       Retail       Tulsa,            141,284    12/16/96   4,600,000  3,462,530      8,062,530              0             0
Ridge        store        Oklahoma
Corporation

Knogo North  Office/      Hauppauge,         68,333    12/24/96           0  4,925,000      4,925,000              0             0
America,     distri-      New York
Inc.         bution
             facility
                                                                --------------------------------------------------------------------
                                                                 40,500,943  85,250,499    125,751,442              0      (170,330)
                                                                ====================================================================
OCCUPANT/                    TOTAL COST
GUARANTOR                   OF PROPERTY
-------------             -------------
Applied                      12,596,151
Bioscience

Rheometric                    6,304,500
Scientific,
Inc.

Telos                        12,152,500
Corporation

Lanxide                       6,679,421
Corporation

Q Clubs,                      6,180,000
Inc.

Celadon                       6,847,000
Group, Inc.

Spectrian                    17,643,979
Corporation

Garden                        8,062,530
Ridge
Corporation

Knogo North                   4,925,000
America,
Inc.

                            ------------
                             125,581,112
                            ============


                             TABLE VI (PAGE 7 OF 7)
                         ACQUISITION OF PROPERTIES BY
        CORPORATE PROPERTY ASSOCIATES 12, INC. AS OF DECEMBER 31, 1996



                                                                                    GROSS
                                                                                  LEASABLE               ORIGINAL     CASH DOWN
                                  TYPE OF                                           SPACE     DATE OF    MORTGAGE      PAYMENT-
OCCUPANT/GUARANTOR                PROPERTY              LOCATION                  (SQ. FT.)   PURCHASE   FINANCING     EQUITY
----------------------------------------------------------------------------------------------------------------------------------
Investment in BB Property
Company(4)                        37% interest as      Ft. Collins and Denver,      593,146    5/13/94   12,136,000    4,970,210
Best Buy Co., Inc.                Limited Partner in   Colorado; Bloomingdale,
                                  Partnership which    Madison, Bedford Park,
                                  owns retail stores   Aurora and Schaumburg,
                                                       Illinois; Omaha, Nebraska;
                                                       Albuquerque, New Mexico;
                                                       Beaumont, El Paso, Houston,
                                                       Fort Worth, Arlington,
                                                       Plano and Dallas, Texas;
                                                       Madison, Wisconsin

Investment in GENA Property
Company(5)                        50% interest         San Diego,                   144,311   10/14/94    6,500,000    5,237,498
Gensia, Inc.                      in a partnership     California
                                  which owns an
                                  Office/Research
                                  and Development
                                  facility

Investment in CARDS LLC(5)        50% interest in      Carlsbad,                    294,779    1/4/96     7,500,000    5,327,225
The Upper Deck Company            a limited liability  California
                                  company which
                                  owns Manufacturing/
                                  Office buildings

                                         CONTRACT
                                      PURCHASE PRICE      OTHER CASH          OTHER
                                     PLUS ACQUISITION    EXPENDITURES      CAPITALIZED        TOTAL COST
OCCUPANT/GUARANTOR                        FEES            EXPENSED      EXPENDITURES(1)(2)    OF PROPERTY
---------------------------------------------------------------------------------------------------------
Investment in BB Property               17,106,210         0                    595           17,106,805
Company(4)
Best Buy Co., Inc.








                                        11,737,498         0               (271,961)          11,464,537
Investment in GENA Property
Company(5)
Gensia, Inc.





Investment in CARDS LLC(5)              12,827,225         0                 88,183           12,915,408
The Upper Deck Company





                                   FOOTNOTES

(1) Consists of cost of improvements subsequent to acquisitions and closing costs relating to the acquisition or properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

(2) For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.


(3) CPA:12 has a 45% ownership in this property. The remaining 55% is owned by CIP, an affilate of CPA:12. CPA:12 and CIP hold title to their respective interests as tenants-in-common. All dollar figures shown reflect CPA:12's interest in the property.



(4) CPA:12 has a 37% interest as a limited partner in a partnership with CIP which owns 63% as a general partner.



(5) CPA:12 has a 50% ownership in this property. The remaining 50% is owned by CIP. CIP and CPA:12 hold title to their respective interests as tenants-in-common. All dollar figures shown reflect CPA:12's interest in the property.